Exhibit 10.1

SUMMARY OF COMPENSATION ARRANGEMENTS

WITH NON-EMPLOYEE DIRECTORS

The following description of the compensation arrangements between Allos Therapeutics, Inc. (the “Company”) and each of its non-employee directors is provided pursuant to Item 601(b)(10)(iii) of Regulation S-K, which requires a written description of any compensatory plan or arrangement between a registrant and any of its directors when the compensation information is not set forth in any formal document.

The type and amount of compensation paid or awarded to the Company’s non-employee directors is reviewed from time to time by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”).  In order to retain the services of the Company’s current non-employee directors, to secure and retain the services of new non-employee directors, and to provide competitive compensation for such persons’ services as directors of the Company, the Compensation Committee recommended and the Board approved the following compensation arrangements for the Company’s non-employee directors effective June 22, 2009:

•                 The Company will pay the Chairman of the Board an annual retainer of $60,000, and will pay each other director an annual retainer of $40,000, such retainers to be paid in four equal quarterly installments on the first day of each calendar quarter.

•                 The Company will pay (i) each director who serves as Chairman of the Audit Committee of the Board (the “Audit Committee”) an annual retainer of $20,000, (ii) each director who serves as Chairman of the Compensation Committee an annual retainer of $12,500, and (iii) each director who serves as Chairman of any other committee of the Board an annual retainer of $7,500, such retainers to be paid in four equal quarterly installments on the first day of each calendar quarter.

•                 The Company will pay (i) each director who serves as a member of the Audit Committee (other than the Chairman) an annual retainer of $10,000, and (ii) each director who serves as a member of any other committee of the Board (other than the Chairman) an annual retainer of $5,000, such retainers to be paid in four equal quarterly installments on the first day of each calendar quarter.

•                 The Company will reimburse each director all reasonable out-of-pocket expenses incurred by such director in connection with attending any regular or special meeting of the Board or any regular or special meeting of any committee of the Board.

•                 The Company will grant each person who becomes Chairman of the Board after the date hereof a nonqualified stock option under the Company’s 2008 Equity Incentive Plan (the “Plan”) to purchase 50,000 shares of the Company’s common stock on the date of his or her initial election, and will grant each other person who becomes a director of the Company after the date hereof a nonqualified stock option under the Plan to purchase 25,000 shares of the Company’s common stock on the date of his or her initial election (each, an “Initial Grant”).  Each Initial Grant shall (i) be subject to the terms and conditions of the Plan, (ii) be exercisable for a term of ten (10) years measured from the date of grant at a price per share equal to the closing price of the Company’s common stock as quoted on the Nasdaq Global Market on the date of grant, and (iii) vest in equal installments on each of the first, second and third anniversaries of the date of grant, assuming continued service on the Board for such periods.

•                 The Company will grant the Chairman of the Board a nonqualified stock option under the Plan to purchase 30,000 shares of the Company’s common stock immediately following each year’s annual meeting of stockholders, and shall grant each other director a nonqualified stock option under the Plan to purchase 20,000 shares of the Company’s common stock immediately following each year’s annual meeting of stockholders (each, an “Annual Grant”), commencing with the Company’s 2009 annual meeting of stockholders; provided that any director who received an Initial Grant within three months prior to an annual meeting of stockholders shall not receive an Annual Grant until immediately following the second annual meeting of stockholders after the date of his or her Initial Grant.  Each Annual Grant shall (i) be subject to the terms and conditions of the Plan, (ii) be exercisable for a term of ten (10) years measured from the date of grant at a price per share equal to the closing price of the Company’s common stock as quoted on the Nasdaq Global Market on the date of grant, and (iii) vest in full on the date of the next succeeding annual meeting of stockholders, assuming continued service on the Board for such period.